As filed with the Securities and Exchange Commission on August 10, 1995 Registration No. 33-xxxxxxx

	              SECURITIES AND EXCHANGE COMMISSION
	                       FORM S-8 AND S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CURTISS-WRIGHT CORPORATION
            (Exact name of registrant as specified in its charter)

                                  Delaware
                                 13-0612970
        (State or other jurisdiction of incorporation or organization)
                         (I.R.S. Employer Identification No.)

               1200 Wall Street West, Lyndhurst, New Jersey 07071
                   (Address of Principal Executive Offices)
                          CURTISS-WRIGHT CORPORATION
                        RESTRICTED STOCK PURCHASE PLAN

                          CURTISS-WRIGHT CORPORATION
                      1979 RESTRICTED STOCK PURCHASE PLAN

                          CURTISS-WRIGHT CORPORATION
                      1989 RESTRICTED STOCK PURCHASE PLAN

                          CURTISS-WRIGHT CORPORATION
                         QUALIFIED STOCK OPTION PLAN

                          CURTISS-WRIGHT CORPORATION
                        1985 AMENDED STOCK OPTION PLAN
                             (Full title of Plans)

                               Stephen R. Bosin
                           Associate General Counsel
              1200 Wall Street West,  Lyndhurst, New Jersey 07071
                        (Name, address of agent for service)

                                (201)  896-8396
         (Telephone number, including area code, of agent for service)


  Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

                        CALCULATION OF REGISTRATION FEE

                  Proposed Maximum  Proposed Maximum   Aggregate   Amount of
Title of Shares   Amount to be      Offering Price     Offering    Registration
to be Registered  Registered	    Per Share*         Price*	   Fee

Common Stock      90,437            $45.000           $4,069,665  $1,403.00

  * Estimated solely for the purpose of calculating the registration fee on the basis of the closing sale price per share on the New York Stock Exchange on August 09, 1995.
  There are 18 pages in this document.  The index to Exhibits is on page  16.

                               EXPLANATORY NOTE
                               ================

  This Registration Statement contains two parts. The first part contains a Reoffer Prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers reoffers and resales by "affiliates" and "associates" (as those terms are defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933) of the Registrant of shares of Common Stock of Curtiss-Wright Corporation ("Corporation" or "Registrant") issued to employees pursuant to the Corporation's Restricted Stock Purchase Plan, 1989 and 1979 Restricted Stock Purchase Plans, 1985 Amended Stock Option Plan and Qualified Stock Option Plan. The Reoffer Prospectus contained herein replaces the Rule 424(b)(3) prospectus supplement used for the resale of shares acquired pursuant to the Corporation's Restricted Stock Purchase Plan, 1979 Restricted Stock Purchase Plan and 1989 Restricted Stock Purchase Plan and the Rule 424(b)(3) prospectus supplement used for the resale of Curtiss-Wright Common Stock issued in 1974 pursuant to the Corporation's Restricted Stock Purchase Plan. This Registration Statement also deregisters 357,195 shares of common stock which had been reserved for issuance to key employees of the Corporation and its subsidiaries pursuant to the Corporation's 1979 Restricted Stock Purchase Plan which expired on December 31, 1988. The second part contains "Information Required in the Registration Statement" pursuant to Part II of Form S-8 and certain Items from "Information Not Required in the Prospectus" pursuant to
Part II of Form S-3. Pursuant to the Note to Part I of Form S-8, the Plan Information specified by Part I is not filed with the Securities and Exchange Commission, but a document containing such information has been sent or given to employees as specified by Rule 428(b)(1). The S-3 Reoffer Prospectus may be utilized for reofferings of the Corporation's Common Stock acquired by certain Covered Shareholders through participation in the aforesaid Restricted Stock and Stock Option Plans.


                                     (ii)




Prospectus

	          S-3 Reoffer Prospectus dated August 10, 1995

                           CURTISS-WRIGHT CORPORATION

                                 90,437 Shares
                           $1 par value Common Stock

                        BY CERTAIN COVERED SHAREHOLDERS

  This Reoffer Prospectus relates to 90,437 shares (the "Shares") of Common Stock, $1.00 par value ("Common Stock"), of Curtiss-Wright Corporation (the "Corporation"), a Delaware corporation, which may be offered for sale from time to time by certain stockholders listed under the heading "Covered Shareholders" herein (the "Covered Shareholders") for their own benefit each of whom may be defined herein as an "affiliate" under Rule 405 promulgated under the Securities Act of 1933. Said persons acquired the Corporation's Common Stock through participation in the Corporation's Restricted Stock Purchase Plan and/or 1979 and/or 1989 Restricted Stock Purchase Plans and/or 1985 Amended Stock Option Plan and/or Qualified Stock Option Plan. It is anticipated that the Covered Shareholders will offer the Shares for sale at prevailing prices in the New York Stock Exchange on the date of sale. The Corporation will receive no part of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Corporation, but all selling and other expenses incurred by the Covered Shareholders will be borne by such Covered Shareholders.

  The Covered Shareholders and any broker executing selling orders on behalf of the Covered Shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

The Common Stock of the Corporation is traded on the New York Stock Exchange. On August 09, 1995 the last trading date before this Reoffer Prospectus was printed, the closing price of the Corporation's Common Stock, as reported by the New York Stock Exchange was $45.000 (symbol: CW).



          THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
              OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
               ACCURACY OR ADEQUACY OF THIS REOFFER PROSPECTUS.
                   ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.



No person is authorized to give any information or to make any representations, other than those contained in this Reoffer Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Corporation or the Covered Shareholders. This Reoffer Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Reoffer Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

The Corporation hereby undertakes to provide without charge to each person to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Reoffer Prospectus, other than exhibits to such documents. Requests for such copies should be directed to the Secretary, Curtiss-Wright Corporation, 1200 Wall Street West, Suite 501, Lyndhurst, New Jersey 07071. The Corporation's telephone number at that location is (201) 896-8400.


The Corporation is subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance there-with shall file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601, and at Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, Washington, D.C. 20549, at prescribed rates. Information, as of particular dates, concerning directors and officers of the Corporation, their remuneration, options granted to them, the principal holders of securities of the Corporation, and any material interest of such persons in transactions with the Corporation will be disclosed in the proxy statements to be distributed to stockholders of the Corporation and filed with the Commission.


The delivery of this Reoffer Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Corporation. This Reoffer Prospectus does not constitute an offer within any state to any person to whom such offer would be unlawful.



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
                                THE CORPORATION
Curtiss-Wright Corporation was incorporated in Delaware on August 9, 1929. Its principal executive offices are located at 1200 Wall Street West, Suite 501, Lyndhurst, New Jersey 07071, and its telephone number at that address is (201) 896-8400. The Common Stock of the Corporation is traded on the New York Stock Exchange and is quoted under the symbol CW.

                             COVERED SHAREHOLDERS
The names of the security holders and the position, office or other material relationship of each with the Corporation within the past three years are as follows:

Covered                                              Former Positions with the
Shareholder  Current Position with the Corporation   Corporation
-----------  -------------------------------------   --------------------------
David        Chairman of the Board of Directors and  President since May 1993;
Lasky        President                               formerly Sr V. President,
                                                     Gen'l Counsel & Secretary

Robert E.    Executive Vice President;               Executive Vice President;
Mutch        Vice President and General Manager of   VP & Gen'l Mgr of Curtiss-
             Curtiss-Wright Flight Systems, Inc.     Wright Flight Systems,Inc.

Gerald       Executive Vice President;               Executive Vice President;
Nachman      Pres. of Metal Improvement Co., Inc.    Pres. of Metal Improvement
                                                     Co., Inc.

Robert A.    Vice President - Finance                VP - Finance since January
Bosi                                                 1993; formerly Treasurer

George J.    Vice President;                         Vice President;
Yohrling     VP & Gen'l Mgr of Curtiss-Wright        VP & Gen'l Mgr of Curtiss-
             Flight Systems/Shelby, Inc.             Wright Flight Systems/
                                                     Shelby, Inc.

Dana M.      General Counsel and Secretary           General Counsel since May
Taylor, Jr.                                          1993; formerly Assistant
                                                     General Counsel

Kenneth P.   Controller                              Controller
Slezak

Gary J.      Treasurer                               Treasurer since January
Benschip                                             1993; formerly Assistant
                                                     Treasurer

  The 90,437 shares of Common Stock covered by this Reoffer Prospectus are shares which are or were subject to certain restrictions and to options granted by Curtiss-Wright Corporation to one or more of the Covered Shareholders since 1969.
  The following table sets forth: (i) the name of the Covered Shareholders who may sell Common Stock pursuant to this Reoffer Prospectus, (ii) the number of shares of Common Stock owned (or subject to option) by each Covered Shareholder as of June 1, 1995, (iii) the number of shares of Common Stock which may be offered and are being registered for the account of each Covered Shareholder by this Reoffer Prospectus (all of which have been or may be acquired by the Covered Shareholders subject to restrictions on shares of restricted stock or pursuant to the exercise of options) and (iv) the amount of the class to be owned by each Covered Shareholder if such Covered Shareholder were to sell all of the shares of Common Stock covered by this Reoffer Prospectus. No Covered Shareholder owns more than 1% of the total shares outstanding.

                  Number of shares owned
                  (or subject to option)    Number of      Owned if all shares
                  hereunder prior to this   shares to be   registered hereunder
Name	          registration              registered     were sold
----------------  ------------------------  -------------  --------------------
David Lasky            36,541(a)              36,541              0
Robert E. Mutch         9,750(b)               9,750              0
Gerald Nachman         22,685(c)              22,685              0
Robert A. Bosi          5,200(d)               5,200              0
George J. Yohrling      6,186(e)               6,186              0
Dana M. Taylor, Jr.     5,350(f)               5,350              0
Kenneth P. Slezak       2,700(g)               2,700              0
Gary J. Benschip        2,025(h)               2,025              0

(a) Includes the right to purchase 12,900 shares through the exercise of stock options.
(b) Includes the right to purchase 6,500 shares through the exercise of stock options.
(c) Includes the right to purchase 6,900 shares through the exercise of stock options.
(d) Includes the right to purchase 4,200 shares through the exercise of stock options.
(e) Includes the right to purchase 3,060 shares through the exercise of stock options.
(f) Includes the right to purchase 3,400 shares through the exercise of stock options.
(g) Includes the right to purchase 1,700 shares through the exercise of stock options.
(h) Includes the right to purchase 2,025 shares through the exercise of stock options.




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
                             PLAN OF DISTRIBUTION

  Any shares of Common Stock sold pursuant to this Reoffer Prospectus will be sold by the Covered Shareholders for their own account, and they will receive all proceeds from any such sales. The Corporation will receive none of the proceeds from the sale of shares which may be offered hereby but may receive funds upon the exercise of the options pursuant to which the Covered Shareholders will acquire the shares covered by this Reoffer Prospectus, which funds, if any, will be used for general corporate purposes. The Covered Shareholders have not advised the Corporation of any specific plans for the distribution of the shares of Common Stock covered by this Reoffer Prospectus, but, if and when shares are sold, it is anticipated that the shares will be sold from time to time primarily in transactions (which may include block transactions) on the New York Stock Exchange at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise. If shares of Common Stock are sold through brokers, the Covered Shareholders may pay customary brokerage commissions and charges. The Covered Shareholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Covered Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Covered Shareholders and any broker-dealers that act in connection with the sale of the shares hereunder might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under such Act. Shares of Common Stock covered by this Reoffer Prospectus also may be sold pursuant to Rule 144 under the Securities Act of 1933 rather than pursuant to this Reoffer Prospectus.
The Covered Shareholders have been advised that they are subject to the applicable provisions of the Securities Exchange Act of 1934, including without limitation Rules 10b-5, 10b-6 and 10b-7 thereunder.

  There can be no assurances that the Covered Shareholders will sell any or all of the shares of Common Stock offered hereunder.





                          DESCRIPTION OF COMMON STOCK

  The shares offered hereby are shares of Common Stock, $1.00 par value of the Corporation. The Corporation's Restated Certificate of Incorporation authorizes the issuance of 12,500,000 shares of Common Stock with a par value of $1.00 per share and 650,000 shares of Preferred Stock of the par value of $1.00 per share. There are presently 5,059,293 shares of Common Stock outstanding. No shares of Preferred Stock are outstanding. The Common Stock is subject to a preference to the Preferred Stock with respect to dividends, to any distribution of assets of the Corporation in the event of liquidation, dissolution or winding up of the Corporation and such other preferences as the Board of Directors may determine as to the respective series of Preferred Stock authorized to be issued. The holders of Preferred Stock and Common Stock have equal voting rights, one vote for each share. No stockholder of any class has any preemptive right to subscribe to additional issues of stock of the Corporation or any security convertible into such stock.

                     INFORMATION INCORPORATED BY REFERENCE

     There are hereby incorporated by reference in this Reoffer Prospectus the following documents and information heretofore filed with the Commission:

	(1) The Corporation's annual report on Form 10-K for the fiscal year ended December 31, 1994.

	(2) The Corporation's quarterly report on Form 10-Q for the quarterly . period ended March 31, 1995.

	(3) The description of the Corporation's Common Stock, $1.00 par value, contained in the Corporation's filing under Rule 424(c) on October 29, 1982 under Registration No. 2-64427.

	(4) The Corporation's proxy statement dated March 13, 1995.

	(5) All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by references in this Reoffer Prospectus and to be part hereof from the date of filing such documents.

                                 LEGAL MATTERS

  Counsel for the Corporation, Stephen R. Bosin, 1200 Wall Street West, Suite 501, Lyndhurst, New Jersey 07071 has rendered an opinion to the effect that the Common Stock offered hereby is duly and validly issued, fully paid and nonassessable.




                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 of Form S-8.  Incorporation of Documents by Reference

 The following documents filed by Curtiss-Wright Corporation (the "Corporation" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

  (a) Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1994;

  (b) Registrant's quarterly report on Form 10-Q for the quarterly period ended March 31, 1995; and

  (c) Registrant's proxy statement dated March 13, 1995.

  (d) The description of the Corporation's Common Stock, $1.00 par value, contained in the Corporation's filing under Rule 424(c) on October 29, 1982 under Registration No. 2-64427.

  In addition, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4 of Form S-8.  Description of Securities
  Not applicable.

Item 5 of Form S-8.  Interest of Named Experts and Counsel
  Not applicable.

Item  6 of Form S-8;
Item 15 of Form S-3.  Indemnification of Directors and Officers

  Registrant's indemnification obligations are governed by Article 8 of Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(a) to Registrant's quarterly report on Form 10-Q for the quarterly period ended June 30, 1987) and by Section 145 of the Delaware General Corporation Law which provides as follows:




  (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.



  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


Item 7 of Form S-8.  Exemption from Registration Claimed
 Not applicable.

Item 8 of Form S-8; Item 16 of Form S-3.  Exhibits

Exhibit No.  Description of Document
----------- ------------------------------------------------------------------
 4.1 Curtiss-Wright Corporation Restricted Stock Purchase Plan (incorporated by reference to plan description set forth in Registrant's proxy statement dated February 28, 1968).

 4.2 Curtiss-Wright Corporation 1979 Restricted Stock Purchase Plan (incorporated by reference to plan description set forth in Registration Statement No. 2-64427).

 4.3 Curtiss-Wright Corporation 1989 Restricted Stock Purchase Plan (incorporated by reference to plan description set forth in Registration Statement No. 33-28576).

 4.4 Curtiss-Wright Corporation 1985 Amended Stock Option Plan (incorporated by reference to Exhibit 4(i) to registrant's Post-Effective Amendment No. 1 to Registration Statement No. 2-99113).

 4.5 Curtiss-Wright Corporation Qualified Stock Option Plan (incorporated by reference to Exhibit No. 1 to Registration Statement No. 2-44576).

 5.1        Opinion of Stephen R. Bosin, Esq.

23.1        Consent of Price Waterhouse LLP

23.1        Consent of Stephen R. Bosin, Esq.








Item 9 of Form S-8; Item 17 of Form S-3.  Undertakings

  (a)	The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registrant statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 14 of Form S-3.  Other Expenses of Issuance and Distribution

Registration Fee - Securities and Exchange Commission   $ 1,403.00
Blue Sky Fees and Expenses                              $     *.**
Accountant's Fees                                       $ 2,700.00
Other Expenses of Issuance & Distribution               $     *.**
                                                        -----------
  Total                                                 $ 4,103.00
                                                        ===========



                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant, Curtiss-Wright Corporation, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and S-3 and has duly caused this registration statement to be signed on its behalf by the under-signed, thereunto duly authorized, in the Town of Lyndhurst, State of New Jersey, on July 31, 1995.

                                           CURTISS-WRIGHT CORPORATION

                                        By:  s/DAVID LASKY
                                               DAVID LASKY
                                               CHAIRMAN AND PRESIDENT

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Date:	July 31, 1995                   By:  s/Robert A. Bosi
                                               Robert A. Bosi
                                               Vice President - Finance

Date:	July 31, 1995                   By:  s/Kenneth P. Slezak
                                               Kenneth P. Slezak
                                               Controller

Date:	                                By:
                                               Thomas R. Berner
                                               Director

Date:	July 31, 1995                   By:  s/John S. Bull
                                               John S. Bull
                                               Director

Date:	July 31, 1995                   By:  s/James B. Busey IV
                                               James B. Busey IV
                                               Director

Date:	July 31, 1995                   By:  s/David Lasky
                                               David Lasky
                                               Director

Date:	July 31, 1995                   By:  s/William W. Sihler
                                               William W. Sihler
                                               Director

Date:	July 31, 1995                   By:  s/J. McLain Stewart
                                               J. McLain Stewart
                                               Director




                                 EXHIBIT INDEX
                                                          Page
                                                          ----
Exhibit 05.1     Opinion of Stephen R. Bosin, Esq.         17

Exhibit 23.1     Consent of Price Waterhouse LLP           18

Exhibit 23.1     Consent of Stephen R. Bosin, Esq.         17







                                     - 16 -